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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 30, 1996, on our audits of the consolidated financial statement of Cybex Computer Products Corporation, as of March 31, 1995 and 1996, and for each of the three years in the period ended March 31, 1996.
We also consent to the reference to our firm under the caption "Experts."


                                                /s/ Coopers & Lybrand L.L.P.

                                                COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
August 26, 1996